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                             UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                              FORM 8-K
                           CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 1996

                            CONCEPTUS, INC.
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          (Exact name of registrant as specified in its charter)


                               Delaware
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             (State or other jurisdiction of incorporation)


        0-27596                               94-3170244
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(Commission File Number)             (IRS Employer Identification No.)


1021 Howard Avenue, San Carlos, CA                    94070
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(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:   (415) 802-7240
                                                   ---------------------
                                  N/A
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     (Former name or former address, if changed since last report)


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Item 2     ACQUISITION OR DISPOSITION OF ASSETS

On October 29, 1996, Conceptus, Inc., a Delaware corporation ("Registrant"), entered into an Agreement and Plan of Reorganization (the "Agreement") with Microgyn Inc., a Massachusetts corporation ("Microgyn") and CPTS Acquisition Corporation, a corporation and a wholly-owned subsidiary of Registrant ("Sub") pursuant to which Registrant agreed to acquire Microgyn via the merger of Sub with and into Microgyn. At the effective time of the merger, November 26, 1996, Registrant acquired from the shareholders of Microgyn all of the issued and outstanding stock of Microgyn in exchange for the rights to receive cash and Common Stock of Registrant and Microgyn became a wholly-owned subsidiary of Registrant.

Registrant will pay to the former Microgyn shareholders an aggregate of (i) $3,000,000 in cash immediately following the effective time, (ii) $1,000,000 in Common Stock six months following the effective time, (iii) an additional $1,000,000 in Common Stock conditioned upon the accomplishment of certain performance milestones and (iv) indeterminate further cash or stock payments upon the accomplishment of additional performance milestones over approximately five years following the effective time of the merger. A portion of the initial Common Stock issuance will be held in escrow for a period of time to secure certain indemnification obligations owed by the former Microgyn shareholders to Registrant. Under certain circumstances, Registrant will have the option to substitute cash for any required payments of Common Stock.

The initial cash payments will be funded from Registrant's existing cash and investments. Registrant anticipates that it will be able to fund future cash payments from existing cash and investments combined with cash generated from future operations, although there can be no assurance that it will not be necessary or that Registrant will not choose to pursue other means by which to finance such obligations. The amount of consideration to be paid by Registrant in connection with this acquisition was determined based on arms-length negotiations between Registrant, Microgyn and their respective representatives.

Microgyn, a privately held medical device company prior to the acquisition, is focused on developing products to increase the safety and performance of resectoscope procedures, including therapeutic hysteroscopy.

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Item 7     FINANCIAL STATEMENTS. PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  FINANCIAL STATEMENT OF ACQUIRED BUSINESS.

           As it is impracticable to provide the required financial statements with respect to the business acquired at the time that this report is filed, such financial statements will be filed as soon as they become available and in any event not later than February 10, 1997.

      (b)  PRO FORMA FINANCIAL INFORMATION

           As it is impracticable to provide the required financial information with respect to the business acquired at the time that this report is filed, such financial statements will be filed as soon as they become available and in any event not later than February 10, 1997.

      (c)  EXHIBITS

           2.1 Agreement and Plan of Reorganization dated October 29, 1996 between the Registrant, Microgyn, Inc. and CPTS Acquisition Corporation (a wholly-owned subsidiary of Registrant), as amended November 7, 1996.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CONCEPTUS, INC.
                                     (Registrant)


Dated:  December 10, 1996            By:  /s/ Sanford Fitch
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                                        Sanford Fitch
                                        Vice President, Finance and Operations
                                        Chief Financial Officer

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                             INDEX TO EXHIBITS


     (c)   EXHIBITS

           2.1 Agreement and Plan of Reorganization dated October 29, 1996 between the Registrant, Microgyn, Inc. and CPTS Acquisition Corporation (a wholly-owned subsidiary of Registrant), as amended November 7, 1996.